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                                                                     EXHIBIT 8.1


                              MAYER, BROWN & PLATT
                            190 South La Salle Street
                             Chicago, IL 60603-3441



                                  June 2, 2000


Santa Fe International Corporation
Two Lincoln Centre, Suite 1100
5420 LBJ Freeway
Dallas, TX 75240-2648

                  Re: OFFERING OF ORDINARY SHARES OF SANTA FE INTERNATIONAL CORPORATION

Ladies and Gentlemen:

         We have acted as special tax counsel to Santa Fe International Corporation, a Cayman Islands company (the "Company"), in connection with the offering by SFIC Holdings (Cayman), Inc. of ordinary shares of the Company (the "Offering") pursuant to the prospectus (the "Prospectus") included in the registration statement on Form F-3 to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

         We have prepared the discussion included in the Prospectus under the caption "Taxation-U.S. Federal Income Taxation of Shareholders" (the "Discussion"). To the extent that it discusses legal matters, the Discussion is our opinion of the material United States federal income tax consequences expected to result to the U.S. Investors in the Company's ordinary shares acquired in the Offering (the "Shares"), subject to the conditions, limitations, and assumptions described therein.

         Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury regulations (the "Regulations"), and public administrative and judicial interpretations of the Code and the Regulations, all of which are subject to change, possibly with retroactive effect. Our opinion is also based on the facts and agreements contained in the Registration Statement, the Prospectus, and the form of underwriting agreement among the Company and Goldman, Sachs & Co., Morgan Stanley Dean Witter & Co. Incorporated, Credit Suisse First Boston Corporation, and Salomon Smith Barney Inc. (the "Underwriting Agreement").

         The Discussion does not cover all aspects of United States federal income taxation that may be relevant to, or the actual tax effect that matters described therein will have on, any particular U.S. Investors, and it does not address foreign, state, or local tax consequences. The Discussion does not cover the tax consequences applicable to all categories of investors, some of




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Santa Fe International Corporation
June 2, 2000
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which (such as dealers in securities, insurance companies, individual retirement and other tax-deferred accounts, and other tax-exempt entities) may be subject to special rules. The Discussion does not address the tax consequences to U.S. Investors who directly or by attribution own 10 percent or more of the ordinary shares.

         Our opinion may change if (i) the applicable law changes, (ii) any of the facts with respect to the ordinary shares, as included in the Registration Statement, Prospectus, or Underwriting Agreement, change, or (iii) if the conduct of the parties is materially inconsistent with the facts reflected in the Registration Statement, Prospectus, or Underwriting Agreement.

         Our opinion represents only our legal judgment based on current law and the facts as described above. Our opinion has no binding effect on the Internal Revenue Service or the courts. The Internal Revenue Service may take a position contrary to our opinion, and if the matter is litigated, a court may reach a decision contrary to our opinion.

         We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to being named in the Prospectus which forms a part of the Registration Statement under the captions "Taxation" and "Legal Matters."

                                                 Very truly yours,



                                                 MAYER, BROWN & PLATT